LADENBURG THALMANN FINANCIAL SERVICES INC.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statement are based on the unaudited pro forma combined condensed financial statements of Ladenburg Thalmann Financial Services Inc. ("LTS"), HCHC Holdings, Inc. ("HCHC"), which was acquired by LTS on July 31, 2014, and KMS Financial Services, Inc. ("KMS"), which was acquired by LTS on October 15, 2014, and the historical financial statements of Securities Service Network, Inc. ("SSN"), after giving effect to the acquisition of SSN and Renaissance Capital Corporation ("RCC") by LTS (the "SSN Acquisition" and, together with the HCHC acquisition and the KMS acquisition, the "Acquisitions") using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes.

The unaudited pro forma combined condensed statements of operations for the twelve months ended December 31, 2014 are presented as if the Acquisitions had occurred on January 1, 2014. The unaudited pro forma combined condensed balance sheet is presented as if the SSN Acquisition had occurred on December 31, 2014. You should read this information in conjunction with the:

•	accompanying notes to the unaudited pro forma combined condensed financial statements;

•	unaudited pro forma information included in Note 3 to the consolidated financial statements included in LTS’ annual report on Form 10-K for the fiscal year ended December 31, 2014;

•	separate historical financial statements of LTS as of, and for the fiscal year ended, December 31, 2014, included in LTS’ annual report on Form 10-K for the fiscal year ended December 31, 2014; and

•	separate historical financial statements of SSN as of December 31, 2014 and for the fiscal year ended December 31, 2014 included in Exhibit 99.1 of this report.

Separate historical financial statements of RCC as of December 31, 2014 and for the fiscal year ended December 31, 2014 are not included in this report, and RCC's results of operations are not included in the following unaudited pro forma combined condensed financial statements, as RCC's historical results of operations are not material.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Acquisitions had been completed on January 1, 2014, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon available information and certain assumptions that LTS believes are reasonable.

The unaudited pro forma combined condensed financial statements do not include the effects of any operating efficiencies or cost savings expected from the Acquisitions.

The unaudited pro forma combined condensed balance sheet as of December 31, 2014 has been derived from:

•	the audited historical condensed consolidated balance sheet of LTS as of December 31, 2014; and

•	the audited historical consolidated balance sheet of SSN as of December 31, 2014.

The unaudited pro forma combined condensed statement of operations for the twelve months ended December 31, 2014 has been derived from:

•	the unaudited pro forma combined condensed statement of operations of LTS, HCHC and KMS for the twelve months ended December 31, 2014; and

•	the audited historical consolidated statement of income of SSN for the twelve months ended December 31, 2014.

LADENBURG THALMANN FINANCIAL SERVICES INC.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET December 31, 2014 (In thousands, except share and per share amounts)

	LTS Historical	SSN Historical	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Cash and cash equivalents	$103,087	$8,032	$(25,000)	f	$86,119
Securities owned, at fair value	5,910	158	—		6,068
Receivables from clearing brokers and other broker-dealers	40,548	630	—		41,178
Other receivables, net	36,872	2,611	—		39,483
Fixed assets, net	19,820	—	—		19,820
Restricted assets	620	—	—		620
Intangible assets, net	123,000	—	30,901	g	153,901
Goodwill	115,238	—	8,936	g	124,174
Notes receivable from financial advisors, net	26,152	225	—		26,377
Unamortized debt issue cost	644	—	—		644
Cash surrender value of life insurance	10,419	—	—		10,419
Other assets	28,448	681	—		29,129

Total assets	$510,758	$12,337	$14,837		$537,932

LIABILITIES AND SHAREHOLDERS’ EQUITY

Securities sold, but not yet purchased, at market value	$230	$—	$—		$230
Accrued compensation	23,483	—	—		23,483
Commissions and fees payable	45,294	3,462	—		48,756
Accounts payable and accrued liabilities	25,747	1,381	3,590	h	30,718
Deferred rent	1,514	—	—		1,514
Deferred income taxes	3,216	—	—		3,216
Accrued interest	1,129	—	—		1,129
Deferred compensation liability	17,640	—	—		17,640
Notes payable, net of unamortized discount	56,034	—	18,697	i	74,731
Deferred income	—	44	—		44

Total liabilities	174,287	4,887	22,287		201,461

Shareholders’ equity:
Preferred stock, $.0001 par value; 25,000,000 shares authorized; 8% Series A cumulative redeemable preferred stock; 14,290,000 shares authorized;11,096,231 shares issued and outstanding	1	—	—		1
Common stock, $.0001 par value; 800,000,000 shares authorized; shares issued and outstanding, 184,968,487	18	6	(6)	j	18
Additional paid-in capital	460,446	2,903	(2,903)	j	460,446
Retained earnings (accumulated deficit)	(124,005)	4,541	(4,541)	j	(124,005)

Total shareholders’ equity	336,460	7,450	(7,450)		336,460

Noncontrolling interest	11	—	—		11

Total liabilities and shareholders’ equity	$510,758	$12,337	$14,837		$537,932

SEE NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

LADENBURG THALMANN FINANCIAL SERVICES INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

For the twelve months ended December 31, 2014
(In thousands, except share and per share amounts)

	LTS, HCHC, KMS Pro Forma Combined	SSN	Pro Forma Adjustments		Pro Forma Combined
Revenues:

Commissions	$508,753	$57,479	$—		$566,232
Advisory fees	377,953	44,844	—		422,797
Investment banking	46,998	—	—		46,998
Principal transactions	1,910	—	—		1,910
Interest and dividends	6,231	46	—		6,277
Service fees and other income	80,277	9,918	—		90,195

Total revenues	1,022,122	112,287	—		1,134,409

Expenses:

Commissions and fees	730,856	96,304	—		827,160
Compensation and benefits	141,402	7,248	—		148,650
Non-cash compensation	11,451	—	291	e	11,742
Brokerage, communication and clearance fees	18,653	2,081	—		20,734
Rent and occupancy, net of sublease revenue	8,282	326	—		8,608
Professional services	12,428	363	—		12,791
Interest	7,626	21	642	a	8,289
Depreciation and amortization	22,834	—	1,831	b	24,665
Acquisition-related expense	1,776	—	(523)	c	1,253
Loss on extinguishment of debt	548	—	—		548
Amortization of retention and forgivable loans	11,041	6	—		11,047
Other	49,042	2,928	—		51,970

Total expenses	1,015,939	109,277	2,241		1,127,457

Income (loss) before item shown below	6,183	3,010	(2,241)		6,952

Change in fair value of contingent consideration	12	—	—		12
Income (loss) before income taxes	6,195	3,010	(2,241)		6,964

Income tax (benefit) expense	(1,885)	175	(175)	d	(1,885)

Net income (loss)	$8,080	$2,835	$(2,066)		$8,849

LADENBURG THALMANN FINANCIAL SERVICES INC.

Net loss attributable to noncontrolling interest	(81)	—	—	(81)
Net income (loss) attributable to the Company	8,161	2,835	(2,066)	8,930
Dividends declared on preferred stock	(17,244)	—	—	(17,244)

Net income (loss) available to common shareholders	$(9,083)	$2,835	$(2,066)	$(8,314)

Net loss per share available to common shareholders - Basic and diluted	$(0.05)			$(0.04)

Weighted average common shares outstanding - Basic and diluted	185,370,262			185,370,262

SEE NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
(in thousands, except share amounts)

1. Basis of Presentation

On January 2, 2015 (the "Closing Date"), Ladenburg Thalmann Financial Services Inc. ("LTS") completed its acquisition of Securities Service Network, Inc. ("SSN") and Renaissance Capital Corporation ("RCC" and, together with SSN, the "Companies"). SSN is an independent broker-dealer, registered investment advisor and insurance agency based in Knoxville, TN.

Under a stock purchase agreement, dated as of September 21, 2014, by and among LTS, the Companies and the shareholders of the Companies (the "Shareholders"), LTS paid the Shareholders approximately $45,000 at closing, consisting of $25,000 principal amount of secured short term promissory notes, bearing interest at 0.41% per annum and payable on the next business day following the Closing Date (the "Short Term Notes") and $20,000 principal amount of secured four-year promissory notes, bearing interest at 1.74% per annum and payable in equal quarterly installments of principal and interest (the "Long Term Notes"). The outstanding principal and interest under the Short Term Notes was paid in full to the Shareholders on January 5, 2015. The SSN Acquisition consideration is subject to a post-closing adjustment payable in cash based on the aggregate net worth of the Companies as of the Closing Date, and LTS estimates such payment will amount to $3,590 based on the Companies net worth as of December 31, 2014.

The Long Term Notes contain customary events of default, which if uncured, entitle the Long Term Note holders to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Long Term Notes. The Long Term Notes were recorded at a fair value of $18,697 based on an imputed interest rate of 5.5%.

 In connection with the SSN Acquisition, LTS granted stock options to certain of SSN's key employees. The stock options for 500,000 common shares have an exercise price of $3.88 and vest ratably over a period of four years, subject to certain exceptions.

Certain reclassifications have been made to the SSN historical statement of financial condition and statements of operations as of December 31, 2014 and the twelve months ended December 31, 2014, respectively.

Purchase Price and Related Preliminary Allocation

The purchase price is as follows:

Cash paid	$25,000
Notes payable	18,697
Due to selling shareholders - net worth adjustment	3,590
$47,287

The allocation of the purchase price to SSN’s intangible assets acquired was based on their estimated fair values. The valuation of these identifiable intangible assets and the net worth adjustment is preliminary and is subject to further management review. The excess of the purchase price over the identifiable intangible assets acquired has been allocated to goodwill.

The following table summarizes the aggregate preliminary estimates of the fair values of identifiable assets acquired in the SSN Acquisition and the resulting goodwill as of December 31, 2014:

Identifiable intangible assets (a)	$30,901
Goodwill	8,936
Net working capital and tangible assets	7,450
Total estimated purchase price	$47,287

(a)	Identifiable intangible assets as of the acquisition date consist of:

		Estimated Useful Life (years)
Trade Name	$1,756	9.0
Representative relationships	26,654	20.0
Non-compete agreement	411	3.0
Developed technology	2,080	12.5
Total identifiable intangible assets	$30,901

2. Acquisition of SSN and Pro Forma adjustments

The following pro forma adjustments are included in the unaudited pro forma combined condensed statements of operations and the unaudited pro forma combined condensed balance sheet:

(a) Adjustments to interest expense

Twelve months December 31, 2014
To record interest expense related to notes issued in acquisition	$642

(b) Adjustments to amortization of purchased intangible assets:

Twelve months December 31, 2014
To record amortization of identified intangible assets over their estimated useful life	$1,831

(c) Adjustments to acquisition related expense

Twelve months December 31, 2014
To eliminate acquisition related expense for SSN	$(523)

(d) Adjustments to income tax expense:

Twelve months December 31, 2014
To eliminate historical income tax expense of SSN	$(175)

(e) Adjustments to non-cash compensation expense:

Twelve months December 31, 2014
To record non-cash compensation related to options issued to SSN employees	$291

(f) Adjustments to cash:

As of December 31, 2014
To record cash paid in acquisition	$(25,000)

(g) Adjustments to reflect allocation of goodwill and intangible assets:

As of December 31, 2014
Goodwill	$8,936
Intangible Assets	30,901
Total	$39,837

(h) Adjustments to record amount due to selling shareholders

As of December 31, 2014
Accounts payable and accrued liabilities	$3,590

(i) To record notes issued in acquisition, net of discount of $1,303

As of December 31, 2014
Notes payable net of unamortized discount	$18,697

(j) To eliminate SSN shareholders' equity

As of December 31, 2014
Common stock	$(6)
Additional paid-in capital	(2,903)
Retained earnings	(4,541)
SSN shareholders' equity	(7,450)